Exhibit 10.2

April 28, 2015

Atlantic Alliance Partnership Corp.

c/o Mark D. Klein

590 Madison Avenue

New York, New York 10022

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Atlantic Alliance Partnership Corp., a business company incorporated under the laws of the British Virgin Islands with limited liability (the “Company”), and Citigroup Global Markets Inc., (the “Underwriter”), relating to an underwritten initial public offering (the “Public Offering”), of 7,500,000 of the Company’s ordinary shares, no par value (the “Ordinary Shares”). The Ordinary Shares shall be sold in the Public Offering pursuant to the registration statement on Form S-1 No. 333- 202235 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”) and the Company shall apply to have the Ordinary Shares listed on the NASDAQ Capital Market. Certain capitalized terms used herein are defined in paragraph 10 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned hereby agrees with the Company as follows:

1. Each of the undersigned agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, he shall vote all Founder Shares and Placement Shares held by him and any shares acquired by him in the Public Offering or the secondary public market in favor of such proposed Business Combination.

2. Each of the undersigned hereby agrees that in the event that the Company fails to consummate a Business Combination (as described in the Underwriting Agreement) within 18 months from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association, each of the undersigned shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the Ordinary Shares sold in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its tax obligations (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, commence a voluntary liquidation and thereby a formal dissolution, subject in each case to the Company’s obligations under the laws of the British Virgin Islands, to provide for claims of creditors and requirements of applicable law. Each of the undersigned agrees to not propose any amendment to the Company’s amended and restated memorandum and articles of association that would affect the substance or timing of the Company’s obligation to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 18 months from the closing of the Public Offering, unless the Company provides its Public Shareholders with the opportunity to redeem their Ordinary Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations, divided by the number of then outstanding public shares.

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Each of the undersigned acknowledges that he has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares or Placement Shares. Each of the undersigned hereby further waives, with respect to any Ordinary Shares held by him, any redemption rights he may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase Ordinary Shares (although each of the undersigned shall be entitled to redemption and liquidation rights with respect to any Ordinary Shares (other than the Founder Shares and Placement Shares) he holds if the Company fails to consummate a Business Combination within 18 months from the date of the closing of the Public Offering).

3. During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, each of the undersigned shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, with respect to any Ordinary Shares, or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by him, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Ordinary Shares, or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by him, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

4. [intentionally omitted]

5. (a) Each of the undersigned hereby agrees not to participate in the formation of, or become an officer or director of, any other blank check company until the Company has entered into a definitive agreement with respect to a Business Combination or the Company has failed to complete a Business Combination within 18 months after the closing of the Public Offering.

(b) Each of the undersigned hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by him of his obligations under paragraph 5(a), (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

6 (a) Subject to certain limited exceptions, each of the undersigned agrees not to sell, assign, transfer or dispose of the Founder Shares until one year after the completion of an initial Business Combination or earlier if, subsequent to an initial Business Combination, (x) the last sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30 trading day period commencing at least 150 days after an initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction after an initial Business Combination that results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

(b) Each of the undersigned agrees that he shall not effectuate any Transfer of Placement Shares, until 30 days after the completion of a Business Combination. The restrictions contained in paragraphs 6(a) and 6(b) hereof are collectively the “Lock-up”.

(c) Notwithstanding the provisions set forth in paragraphs 6(a) and (b), in the event of (i) the Company’s liquidation prior to the completion of an initial Business Combination or (ii) the completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Company’s completion of an initial Business Combination, the lockup period shall terminate. Transfers of the Founder Shares and Placement Shares are further permitted as set forth in clauses (i) through (vi) below, provided that any transferees enter into a written agreement agreeing to be bound by the Lock-up. Permitted transfers include: (i) transfers to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any equity holders of AAP Sponsor (PTC) Corp (the “Sponsor”) or their affiliates, or any affiliates of the Sponsor, (ii) transfers by gift to an equity holder of the Sponsor’s immediate family or to a trust, the beneficiary of which is an equity holder of the Sponsor’s immediate family, an affiliate of the Sponsor or to a charitable organization; (iii) transfers by virtue of laws of descent and distribution upon the death of an equity holder of the Sponsor or an officer or director; (iv) transfers pursuant to a qualified domestic relations order of an equity holder or an officer or director; (v) transfers by virtue of the laws of the British Virgin Islands or the Sponsor’s memorandum and articles of association or the rights attaching to the equity interests in the Sponsor upon dissolution of the Sponsor; and (vi) transfers by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which such shares were originally purchased.

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7. Each of the undersigned’s biographical information furnished to the Company that is included in the Prospectus is true and accurate in all respects and does not omit any material information with respect to such undersigned’s background. Each of the undersigned’s questionnaire furnished to the Company is true and accurate in all respects with respect to such undersigned. Each of the undersigned represents and warrants that: he is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; he has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and is not currently a defendant in any such criminal proceeding; and has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8. Except as disclosed in the Prospectus, none of the undersigned nor any affiliate of any of the undersigned shall receive any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following: repayment of a loan of up to a total of $100,000 made to the Company by an affiliate of its Chairman, Chief Executive Officer and President, pursuant to a Promissory Note dated January 16, 2015; reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating an initial Business Combination; payment to Lepe Partners LLP, an entity affiliated with the Company’s Chairman, President and Chief Executive Officer, and/or M. Klein & Co. LLC, an entity affiliated with one of the Company’s directors, of a fee for financial advisory services rendered in connection with the identification, negotiation and consummation of an initial Business Combination, the amount of which will be based upon the prevailing market for similar services for such transactions at such time, and will be subject to the review of the Company’s audit committee pursuant to the audit committee’s policies and procedures relating to transactions that may present conflicts of interest, so long as no proceeds of the Public Offering held in the Trust Account may be applied to the payment of such expenses prior to the consummation of a Business Combination; and repayment of loans, if any, and on such terms as to be determined by the Company from time to time, made by the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors to finance transaction costs in connection with an intended initial Business Combination, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts so long as no proceeds from the Trust Account are used for such repayment.

9. Each of the undersigned has full right and power, without violating any agreement to which he is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and to serve as a director on the board of directors of the Company, and hereby consents to being named in the Prospectus as a director of the Company, as applicable.

10. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Founder Shares” shall mean the Ordinary Shares of the Company held by the Sponsor prior to the consummation of the Public Offering; (iii) “Placement Shares “ shall mean the 762,500 Ordinary Shares that are acquired by the Sponsor for an aggregate purchase price of $7,625,000 (or the 858,125 Ordinary Shares for an aggregate purchase price of $8,581,250 if the underwriter’s over-allotment option is exercised in full), or $10.00 per share, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (iv) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (v) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering shall be deposited; and (vi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

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11. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

12. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on each of the undersigned and each of his respective successors, heirs and assigns.

13. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submits to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

14. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

15. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by December 31, 2015.

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Sincerely,

/s/ Iain Abrahams
Name:	Iain Abrahams

/s/ John Service
Name:	John Service

/s/ John Bernbach
Name:	John Bernbach

/s/ Daniel Winston
Name:	Daniel Winston

Acknowledged and Agreed:
ATLANTIC ALLIANCE PARTNERSHIP CORP.

By:	/s/ Jonathan Goodwin
	Name:	Jonathan Goodwin
	Title:	President and Chief Executive Officer

[Signature Page to Letter Agreement – Independent Director]

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